STATE FUNDS5550 Painted Mirage RoadTelephone1-800-523-8382Ste 320 Las Vegas, Nevada + 1 818 941 4618Zip Code: 10017 Website:www.tbil.co

Ex. 99.28.q

March 29, 2018

To:

Securities and Exchange Commission

Public Filing Desk

100 F Street, N.E.

Washington, D.C. 20549

Re: State Funds - power of attorney to refile N-1A registration statement

Ladies and Gentlemen:

Upon a motion duly made, seconded, and unanimously carried, it was adopted that:

On behalf of State Funds (the “Trust”) and in accordance with rule 483 under the Securities Act [17 CFR 230.483], we hereby consent that Mr. Ofer Abarbanel, Trustee and CEO of State Funds will electronically file, pursuant to Section 8(b) of the Investment Company Act of 1940, Post-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A including Part C and its additional legal and audit consent letters incorporated as exhibits.

If you have any questions concerning this filing, please contact Mr. Ofer Abarbanel, CEO of State Funds at (818) 941-4618 or by email at: ofer@mail-tbil.co

Very truly yours,

/s/ Michael Logan

Chairman of the Board and Independent Trustee